EXHIBIT 99.1

First Capital, Inc. Announces Date of Annual Meeting

CORYDON, Ind., Feb. 22, 2022 (GLOBE NEWSWIRE) -- First Capital, Inc. (Nasdaq:FCAP), the holding company for First Harrison Bank, today announced that its annual meeting of stockholders will be held on Wednesday, May 25, 2022.

The Bank currently has eighteen offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem, Lanesville and Charlestown and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction.

Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available through the Bank’s website at www.firstharrison.com. The Bank offers non-FDIC insured investments to complement its offering of traditional banking products and services through its business arrangement with LPL Financial LLC (“LPL”), member SIPC. For more information and financial data about the Company, please visit Investor Relations at the Bank’s aforementioned website. The Bank can also be followed on Facebook.

Contact:
M. Chris Frederick
Executive Vice President
Chief Financial Officer
First Capital, Inc.
200 Federal Drive, N.W.
Corydon, Indiana 47112
(812) 734-3464